Exhibit 10.1

AMENDMENT NO. 1 TO
SPONSOR SUPPORT AGREEMENT

This Amendment No. 1, dated as of December 31, 2023 (this “Amendment”), is entered into by and between by and between HCM Investor Holdings, LLC, a Delaware limited liability company (the “Sponsor”), the holders of HCM Class B Ordinary Shares set forth on Schedule I hereto (the “Class B Holders” and, together with the Sponsor, collectively, the “Sponsor Parties”) and Murano PV, S.A. de C.V., a Mexican corporation (the “Company”).

RECITALS:

WHEREAS, the parties hereto are party to that certain Sponsor Support Agreement, dated as of August 2, 2023 (the “Agreement”), by and among the Sponsor Parties and the Company;

WHEREAS, Section 8 of the Agreement provides that the Sponsor Parties and the Company may amend, modify or supplement the Agreement by an instrument in writing signed by the Sponsor Parties and the Company; and

WHEREAS, the Sponsor Parties and the Company desire to amend the Agreement solely for the purposes of making the changes described herein.

NOW, THEREFORE, in consideration of these premises, the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement (as amended hereby).

2.	Amendments to Agreement. The Agreement is hereby amended and modified by:

(i)	deleting Section 3 of the Agreement in its entirety and replacing it with the following:

3.	Transfer and Forfeiture.

a.
Notwithstanding Section 2 of this Agreement, in connection with the consummation of the transactions contemplated by the Business Combination Agreement, the Sponsor hereby agrees that immediately prior to the Effective Time, the Sponsor shall transfer 1,250,000 HCM Class A Ordinary Shares (the “Transferred Interests”) to the persons and in the respective amounts set forth on Schedule II hereto, provided that each such person execute and deliver to the Sponsor and the Company a Vendor Participation Agreement substantially in the form attached hereto as Exhibit A. The Sponsor hereby agrees to take, and authorizes HCM to take, such actions as shall be necessary to evidence such transfer of such Transferred Interests as of immediately prior to the Effective Time.

b.
In connection with the consummation of the transactions contemplated by the Business Combination Agreement, the Sponsor hereby agrees that immediately prior to the Effective Time, the Sponsor shall forfeit and surrender, and/or cause the forfeiture and surrender, to HCM, for no consideration, all of the Sponsor Warrants (collectively, the “Forfeited Interests”). The Sponsor hereby agrees to (i) take, and authorizes HCM to take, such actions as shall be necessary to evidence such surrender and forfeiture of such Forfeited Interests as of immediately prior to the Effective Time and (ii) provide the Company with documentation reasonably satisfactory to the Company evidencing the satisfaction of the Sponsor’s obligation to surrender and forfeit such Forfeited Interests prior to the Effective Time.

(ii)	Adding Schedule II and Exhibit A to the Agreement as contemplated by the foregoing amendment, each as attached hereto as “Schedule II” and “Exhibit A.”

4.	Miscellaneous.

(a)
Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect.  This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein.  Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as set forth in this Amendment as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement.  This Amendment and the Agreement shall each be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement.  If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control.  References in the Agreement to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

(b)
The parties hereto shall at their own expense cooperate with the reasonable requests of the other party and perform any further act so reasonably requested (including executing and delivering such documents or instruments as may be reasonably requested by the other) to give effect to the transactions contemplated by this Amendment.

(c)
Sections 6 (Further Assurances), 8 (Amendment and Modification), 9 (Waiver), 13 (Governing Law and Venue), 14 (Waiver of Jury Trial), 17 (Severability), and 18 (Counterparts) of the Agreement are incorporated herein by reference and shall apply to this Amendment mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized signatories as of the day and year first written above.

SPONSOR:

HCM INVESTOR HOLDINGS, LLC

By:	/s/ James Bond
Name:	James Bond
Title:	President

COMPANY:

MURANO PV, S.A. DE C.V.

By:	/s/ Elías Sacal Cababié
Name:	Elías Sacal Cababié
Title:	Attorney-at-Law

CLASS B HOLDERS:

By:	/s/ JACOB LOVELESS
JACOB LOVELESS

By:	/s/ STEVEN BISCHOFF
STEVEN BISCHOFF

By:	/s/ DAVID GOLDFARB
DAVID GOLDFARB

(Signature page to Amendment No. 1 to Sponsor Support Agreement)

Schedule II

[Transferred Interest Recipients]

[**]

Exhibit A
Vendor Participation Agreement
See attached.

VENDOR PARTICIPATION AGREEMENT

THIS VENDOR PARTICIPATION AGREEMENT (this “Agreement”), dated as of December [_], 2023, is by and among (i) MURANO PV, S.A. DE C.V., a Mexican corporation (the “Company”), (ii) HCM Investor Holdings, LLC (the “Sponsor”), and (iii) [________] (the “Vendor”).

WHEREAS, the Company, along with HCM Acquisition Corp., a Caymans Islands exempted company incorporated with limited liability (“HCM”), Elías Sacal Cababie, an individual, ES Agrupación, S.A. de C.V., a Mexican corporation, Murano Global Investments Limited, a company incorporated under the laws of the Bailiwick of Jersey (“PubCo”), Murano Global B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), MPV Investment B.V., a Dutch private limited liability company, and Murano Global Cayman, a Cayman Islands exempted company incorporated with limited liability which is a direct wholly-owned subsidiary of PubCo, entered into an Amended and Restated Business Combination Agreement on August 2, 2023 (as amended, modified or supplemented the “A&R BCA”), pursuant to which, among other things, HCM and the Company will become wholly-owned subsidiaries of PubCo;

WHEREAS, in connection with the transactions contemplated by A&R BCA, pursuant to that certain Sponsor Support Agreement dated August 2, 2023 (as amended, modified or supplemented, the “Sponsor Support Agreement”), by and between the Sponsor, the Company, and the holders of HCM Class B Ordinary Shares, the Sponsor has agreed to transfer, effective as of immediately prior to the Effective Time (as defined in the A&R BCA), a number of HCM Class A Ordinary Shares to certain persons who have provided services to the Company and/or its affiliates, in each case, as set forth in and pursuant to the Sponsor Support Agreement, such HCM Class A Shares being validly issued, fully paid, non-assessable and free of any liens;

WHEREAS, the [Company / applicable Murano entity] and the Vendor are party to that certain [Vendor Agreement], dated as of [date] (the “Vendor Agreement”), pursuant to which [the Company / applicable Murano entity] owes the Vendor the amounts set forth on Schedule I hereto (the “Payable Amount”); and

WHEREAS, in connection with the foregoing, the parties wish to enter into this Agreement pursuant to which the Sponsor will transfer to the Vendor, immediately prior to the Effective Time, the number of HCM Class A Ordinary Shares set forth on Schedule I hereto (the “Transferred Shares”) and in exchange therefore, the Vendor will agree to the payment terms (including the cancellation of certain amounts) set forth on Schedule I hereto with respect to the Payable Amount.

NOW THEREFORE, in consideration of these premises, the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

In connection with the transactions contemplated by the A&R BCA and the Sponsor Support Agreement, the Sponsor hereby agrees to transfer (the “Transfer”) to the Vendor the Transferred Shares, with such Transfer to be effective immediately prior to the Effective Time (as defined in the A&R BCA), and the Vendor hereby agrees that, from and after the Transfer, notwithstanding the terms of the Vendor Agreement or any other agreement between the Company or any of its affiliates on the one hand, and the Vendor or any of its affiliates, on the other hand, the terms applicable to the Payable Amount will be as set forth on Schedule I hereto. Notwithstanding anything to the contrary herein, the consummation of the transactions contemplated hereby shall be subject to and conditioned upon the consummation of the transactions contemplated by the A&R BCA.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Vendor and the Sponsor as follows:

(a)	The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b)
This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)
The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any decree, order, statute, rule or regulation applicable to the Company.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Vendor and the Company, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b)
This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)
The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)
The Sponsor is beneficial and record owner of the Transferred Shares and the Transferred Shares have been validly issued and fully paid and are non-assessable and free of any liens. Upon transfer of the Transferred Shares to the Vendor immediately prior to the Effective Time the Vendor will acquire ownership of the Transferred Shares.

Section 4. Representations and Warranties of the Vendor. The Vendor hereby represents and warrants to the Company and the Sponsor, as follows:

(a)	The Vendor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
(b)
This Agreement has been duly and validly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

(c)
The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Vendor is a party or by which the Vendor is bound, or any decree, order, statute, rule or regulation applicable to Vendor.

(d)
The Vendor is an “accredited investor” as that term is defined in Regulation D, or a Non-U.S. person, as that term is defined in Regulation S, in each case under the Securities Act of 1933, as amended.

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Section 5. Miscellaneous.

(a)
Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: 100 First Stamford Place Suite 330, Stamford, CT 06902, Attn: Shawn Matthews, Chief Executive Officer and James Bond, Chief Financial Officer, smatthews@hondiuscapital.com and jbond@hondiuscapital.com; if to the Company, to: Av. Paseo de las Palmas 1270, 98, Col. Lomas de Chapultepec, 11000, Mexico City, Mexico, [include email]; and, if to the Vendor, at the Vendor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.
(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.
(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.
(e)
From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)
Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)
This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)
The Vendor agrees that the Vendor’s identity and the Transfer of the Transferred Shares, as well as the nature of the Vendor’s obligations hereunder, may be disclosed by PubCo, the Company or the Sponsor or any of their respective affiliates in public announcements and disclosures, including in any registration statements, proxy statements, consent solicitation statements and other filings to be filed by PubCo, the Company, Sponsor or any of their respective affiliates in connection with the Transfer and/or the transactions contemplated hereby.

* * * * *

[Signature page follows]
3

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

VENDOR:

By:
Name:
Title:

Address:

Phone:

Email:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Company:

MURANO PV, S.A. DE C.V.
By:
Name:
Title:

SPONSOR:

HCM INVESTOR HOLDINGS, LLC
By:
Name:
Title:

SCHEDULE I

Payable Amount	Transferred Shares	Payment Terms